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                                                                EXHIBIT 10.19(d)



              SECOND SUPPLEMENT TO DEFERRED COMPENSATION AGREEMENT



                  THIS SECOND SUPPLEMENT to Deferred Compensation Agreement made this 28th day of November, 2001, by and between Pennzoil-Quaker State Company, a Delaware corporation (the "Company"), and James L. Pate ("Employee").

                                    RECITALS:

                  WHEREAS, the Company and Employee have previously entered into that certain Deferred Compensation Agreement made the 30th day of December, 1998 (the "Deferred Compensation Agreement"); and

                  WHEREAS, the Deferred Compensation Agreement was amended by that certain Amendment to Deferred Compensation Agreement made the 4th day of July, 2000; and

                  WHEREAS, that Deferred Compensation Agreement was again amended by that certain Supplement to Deferred Compensation Agreement made the 20th day of September, 2001 ("Supplement"), to provide for a cash-out of benefits in the event of certain changes in control of the Company; and

                  WHEREAS, the Company desires to amend the Deferred Compensation Agreement, as amended and supplemented, to revise the provisions for a cash-out of benefits in the event of certain changes in control of the Company.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, effective as of the date first written above, the Company and Employee agree that Deferred Compensation Agreement, as amended and supplemented, is hereby supplemented as follows:

                  "In the event of a Change in Control, as of a Change in Control Effective Date you will receive from the Company forthwith a cash payment equal to the present value of the benefits that would otherwise be provided to you and your spouse under Paragraphs 3, 4, and 5 of the Deferred Compensation Agreement, in lieu of any benefits payable to you and your spouse under the Deferred Compensation Agreement, determined as of the date prior to the Change in Control Effective Date and computed in accordance with those actuarial and other factors and procedures set forth in that that certain instrument entitled the "Pennzoil-Quaker State Company Benefit Acceleration Agreement Administrative Procedures," dated March 1999 (prepared by William M. Mercer, Incorporated) and maintained on file as an official record of the Company by the Vice President, Compensation and Benefits of the Company, and such procedures, including any examples or instructions contained therein, are hereby incorporated by reference as if fully set forth herein and shall constitute a part of the Deferred Compensation Agreement between you and the Company.



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                  For purposes of the foregoing paragraph, the following
         definitions shall apply:

                  1. "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

                  2. "Board" shall mean the Board of Directors of the Company.

                  3. A "Change in Control" of the Company shall conclusively be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

                           (a) any Person is or becomes the Beneficial Owner,
                  directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company's then outstanding securities; or

                           (b) the following individuals cease for any reason to
                  constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                           (c) there is consummated a merger or consolidation of
                  the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or any of its affiliates other than in connection with the acquisition by the Company or any of its affiliates of a business)



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                  representing 35% or more of the combined voting power of the
                  Company's then outstanding securities; or

                           (d) the stockholders of the Company approve a plan of
                  complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

         Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

                  4. "Common Stock" shall mean the common stock, par value $0.10 per share, of the Company.

                  5. "Change in Control Effective Date" shall be:

                           (a) the first date that the direct or indirect
                  ownership of 35% or more combined voting power of the Company's outstanding securities results in a Change in Control as described in Paragraph (3)(a) above; or

                           (b) the date of the election of directors that
                  results in a Change in Control as described in Paragraph
                  (3)(b) above; or

                           (c) the date of the merger or consideration that
                  results in a Change in Control as described in Paragraph
                  (3)(c) above; or

                           (d) the date of stockholder approval that results in
                  a Change in Control as described in Paragraph (3)(d) above.

                  6. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  7. "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (a) the Company or any of its subsidiaries, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (c) an underwriter temporarily holding securities


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         pursuant to an offering of such securities, or (d) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company."

               The intent of this Second Supplement to Deferred Compensation Agreement is to provide, in the event there is a change in control of the Company as defined herein, for a total cash-out of the retirement benefits, spouse's death benefit and medical reimbursement plan benefits provided under the Deferred Compensation Agreement. This Second Supplement to Deferred Compensation Agreement shall amend, replace and be in lieu in of the Supplement (as defined above). This Second Supplement shall be effective as of October 4, 2001.

               IN WITNESS WHEREOF, the Company and Employee have executed this Second Supplement to Deferred Compensation Agreement as of the date first written above.

                                       PENNZOIL-QUAKER STATE COMPANY



                                       By:  /s/ JAMES J. POSTL
                                          ------------------------------------
                                          James J. Postl
                                          President and Chief Executive Officer


Accepted and agreed to by:



/s/  JAMES L. PATE
James L. Pate

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